Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com
BRIXMOR PROPERTY GROUP REPORTS THIRD QUARTER 2017 RESULTS
- Continues to Deliver Strong Leasing Volumes -
- Achieves Record New Lease ABR PSF of $16.89 -

NEW YORK, OCTOBER 30, 2017 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and nine months ended September 30, 2017. For the three months ended September 30, 2017 and 2016, net income attributable to common stockholders was $0.27 per diluted share and $0.19 per diluted share, respectively.

Key highlights for the three months ended September 30, 2017 include:

•	Executed 3.4 million square feet of total leasing volume, including options, at comparable rent spreads of 10.2%

•	Executed 2.1 million square feet of new and renewal leases at comparable rent spreads of 12.7%, including 0.7 million square feet of new leases at comparable rent spreads of 20.7%

•	Achieved new lease ABR PSF of $16.89, highest since IPO

•	Realized total leased occupancy of 91.6% and small shop leased occupancy of 84.4%, both negatively impacted on a sequential basis by the Payless ShoeSource and rue21 bankruptcies

•	Generated same property NOI growth of 1.5%

•	Grew FFO per diluted share 3.0% year-over-year, excluding non-cash GAAP rental adjustments and lease termination fees

•	Completed $191.0 million of dispositions ($140 million at share) in nine separate transactions

•	Entered into a $300.0 million seven-year unsecured term loan

•	Increased quarterly dividend by 5.8% to $0.275 per common share, which represents an expected annualized yield of 6.1%

“Our results for the third quarter highlight continued strong demand for our well-located shopping centers and our ability to capitalize on retailer disruption to accretively upgrade the merchandising and relevancy of our centers. Our in process and shadow redevelopment pipelines continue to grow as we identify additional opportunities for value added reinvestment throughout the portfolio and accelerate the pace of execution. Importantly, we have confidence in the volume and rent levels of our forward leasing pipeline, which is comprised of 3 million square feet of leases," commented James Taylor, Chief Executive Officer and President. "In addition, during the quarter, we successfully increased our disposition pipeline, reflecting our commitment to harvesting net asset value through prudent capital recycling.”

FINANCIAL HIGHLIGHTS
Net Income

•	For the three months ended September 30, 2017 and 2016, net income attributable to common stockholders was $83.4 million, or $0.27 per diluted share, and $57.5 million, or $0.19 per diluted share, respectively.

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•
For the nine months ended September 30, 2017 and 2016, net income attributable to common stockholders was $230.4 million, or $0.75 per diluted share, and $182.4 million, or $0.61 per diluted share, respectively.

NAREIT FFO

•
For the three months ended September 30, 2017 and 2016, NAREIT FFO was $157.2 million, or $0.52 per diluted share, and $154.9 million, or $0.51 per diluted share, respectively. Results for the three months ended September 30, 2017 include litigation and other non-routine legal expenses, a gain on extinguishment of debt and other items that impact FFO comparability of ($0.3) million, or ($0.00) per diluted share. Results for the three months ended September 30, 2016 include a loss on extinguishment of debt and other items that impact FFO comparability of ($2.1) million, or ($0.01) per diluted share.

•
For the nine months ended September 30, 2017 and 2016, NAREIT FFO was $480.7 million, or $1.58 per diluted share, and $468.9 million, or $1.54 per diluted share, respectively. Results for the nine months ended September 30, 2017 include litigation and other non-routine legal expenses and other items that impact FFO comparability of ($3.3) million, or ($0.01) per diluted share. Results for the nine months ended September 30, 2016 include expenses related to the previously disclosed review conducted by the Company’s Audit Committee, executive severance expenses and other items that impact FFO comparability of ($9.0) million, or ($0.03) per diluted share.

Same Property NOI Growth

•	Same property NOI for the three months ended September 30, 2017 increased 1.5% from the comparable 2016 period.

◦	Same property base rent for the three months ended September 30, 2017 contributed 130 basis points to same property NOI growth.

•	Same property NOI for the nine months ended September 30, 2017 increased 2.0% from the comparable 2016 period.

◦	Same property base rent for the nine months ended September 30, 2017 contributed 210 basis points to same property NOI growth.

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.275 per common share (equivalent to $1.10 per annum) for the fourth quarter of 2017, which represents a 5.8% increase.

•	The dividend is payable on January 16, 2018 to stockholders of record on January 4, 2018, representing an ex-dividend date of January 3, 2018.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities

•
During the three months ended September 30, 2017, the Company completed three anchor space repositioning projects and added four new projects to its in process pipeline.  At September 30, 2017, the anchor space repositioning in process pipeline was comprised of 21 projects with an aggregate net estimated cost of approximately $44.2 million at expected average incremental NOI yields of 10 to 14%.

•
During the three months ended September 30, 2017, the Company completed two outparcel developments and added four new projects to its in process pipeline. At September 30, 2017, the outparcel development in process pipeline was comprised of seven projects with an aggregate net estimated cost of approximately $13.7 million at an expected average incremental NOI yield of 13%. In addition, the new development in process pipeline was comprised of one project, with a net estimated cost of approximately $37.8 million at an expected NOI yield of 9%.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•
During the three months ended September 30, 2017, the Company added two new redevelopment projects to its in process pipeline. At September 30, 2017, the redevelopment in process pipeline was comprised of 14 projects with an aggregate net estimated cost of approximately $187.7 million at an expected average incremental NOI yield of 9%.

Dispositions

•
During the three months ended September 30, 2017, the Company generated approximately $191 million of gross proceeds ($140 million at share) on the sale of nine assets, including Frankfort Crossing Shopping Center located in Frankfort, Illinois, Green River Plaza located in Campbellsville, Kentucky, Rising Sun Marketplace located in Rising Sun, Maryland, Montecito Marketplace (unconsolidated joint venture) located in Las Vegas, Nevada, Renaissance Center East located in Las Vegas, Nevada, Genesee Valley Shipping Center located in Geneseo, New York, Hornell Plaza located in Hornell, New York, The Shoppes at North Ridgeville located in North Ridgeville, Ohio and Gilbertsville Shopping Center located in Gilbertsville, Pennsylvania.

CAPITAL STRUCTURE

•	During the three months ended September 30, 2017, the Company repaid an aggregate of $101.7 million of secured indebtedness, including amortization, at a weighted average stated interest rate of 6.3%.

•
During the three months ended September 30, 2017, the Company's Operating Partnership, Brixmor Operating Partnership LP, entered into a new $300.0 million variable rate unsecured term loan facility. The term loan facility has a seven-year term maturing on July 26, 2024, with no available extension options, and bears interest at an interest rate of LIBOR plus 190 basis points (based on the Operating Partnership’s current credit ratings). Proceeds from the term loan facility were used to prepay $300.0 million of the Company’s Tranche A Term Loan maturing July 31, 2018.

•	As a result, the Company extended its weighted average maturity to 5.4 years, while reducing scheduled maturing debt in 2018 to $210.0 million from $1.0 billion at December 31, 2016.

GUIDANCE

•	The Company has revised its NAREIT FFO per diluted share expectations for 2017 and the key underlying assumptions as follows:

2017E (dollars in millions, except per share amounts)	Updated Guidance	Prior Guidance
NAREIT FFO per diluted share (1)(2)	$2.05 - $2.09	$2.05 - $2.12
Key Underlying Assumptions:
Same property NOI growth	2.0 - 2.5%	2.0 - 3.0%
Straight-line rental income, amortization of above- and below-market
rent and tenant inducements and straight-line ground rent expense	$44 - $46	$44 - $46
General and administrative expenses (1)(3)	$88 - $92	$88 - $92
GAAP interest expense (2)	$227 - $229	$228 - $230
Value enhancing capital expenditures	$110 - $135	$110 - $135
(1) Does not include any expectations of additional one-time items, including, but not limited to, litigation, investigative and other non-routine legal expenses.
(2) Does not include any expectations of additional deleveraging activity.
(3) Reflects actual litigation and other non-routine legal expenses recognized year-to-date.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•	The following table provides a reconciliation of the range of the Company’s 2017 estimated net income attributable to common stockholders to NAREIT FFO:

	2017E	2017E Per Diluted
(Unaudited, dollars in millions, except per share amounts)		Share
Net income attributable to common stockholders	$285 - $297	$0.93 - $0.97
Depreciation and amortization	373	1.22
Impairment of operating properties	27	0.09
Gain on disposition of operating properties	(59)	(0.19)
NAREIT FFO	$626 - $638	$2.05 - $2.09

CONNECT WITH BRIXMOR

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on Twitter at www.twitter.com/Brixmor;

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, October 31, 2017 at 10:00 AM ET. To participate, please dial 888.317.6003 (domestic) or 412.317.6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 0032975). The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on November 14, 2017 by dialing 877.344.7529 (domestic) or 412.317.0088 (international) (Passcode: 10111798) or via the web through October 31, 2018 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section.  These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP DISCLOSURES
NAREIT FFO
NAREIT FFO is a supplemental non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) presented in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis.

The Company presents NAREIT FFO as it considers it an important supplemental measure of its operational and financial performance. The Company believes NAREIT FFO assists investors  in analyzing Brixmor’s comparative operational and financial performance because, by excluding gains and losses related to dispositions of previously depreciated operating properties, real estate-related depreciation and amortization of

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

continuing operations, impairment of operating properties and real estate equity investments, extraordinary items, and after adjustments for joint ventures calculated to reflect FFO on the same basis, investors can compare the operational performance of a company’s real estate between periods.

NAREIT FFO should not be considered as an alternative to, or more meaningful than, net income (presented in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and is not an alternative to, or more meaningful than, cash flow from operating activities (presented in accordance with GAAP) as a measure of liquidity.

Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those presented in accordance with GAAP. Computation of NAREIT FFO may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from NAREIT FFO are relevant to understanding and addressing financial performance.  A reconciliation of NAREIT FFO to net income is presented in the attached table.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods excluding properties under development), as total property revenues (base rent, ancillary and other, expense reimbursements, and percentage rents) less direct property operating expenses (operating costs, real estate taxes and provision for doubtful accounts). Same property NOI includes the Company’s unconsolidated joint venture at pro rata share.  Same property NOI excludes corporate level income (including management, transaction, and other fees), lease termination fees, straight-line rental income, amortization of above- and below-market rent and tenant inducements, straight-line ground rent expense and income / expense associated with the Company’s captive insurance entity.

Same property NOI eliminates disparities in NOI due to the acquisition, disposition or stabilization of development properties during the period presented, and therefore, provides a more consistent metric for comparing operational performance. Management uses same property NOI to review operational results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects.

Same property NOI should not be considered as an alternative to, or more meaningful than, net income (presented in accordance with GAAP) or other GAAP financial measures as an indicator of financial performance and is not an alternative to, or more meaningful than, cash flow from operating activities (presented in accordance with GAAP) as a measure of liquidity.

Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those presented in accordance with GAAP.  Computation of same property NOI may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs.  Investors are cautioned that items excluded from same property NOI are relevant to understanding and addressing financial performance.  A reconciliation of same property NOI to net income is presented in the attached table.

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

ABOUT BRIXMOR PROPERTY GROUP
Brixmor Property Group, a real estate investment trust (REIT), is a leading owner and operator of high-quality, open-air shopping centers. The Company’s approximately 500 retail centers comprise 84 million square feet in established trade areas across the nation and are supported by a diverse mix of highly productive non-discretionary and value-oriented retailers, as well as consumer-oriented service providers. Brixmor is committed to maximizing the value of its portfolio by prioritizing investments, cultivating relationships and capitalizing on embedded growth opportunities through driving rents, increasing occupancy and pursuing value-enhancing reinvestment opportunities. Headquartered in New York City, Brixmor is a partner to more than 5,500 best-in-class national, regional and local tenants and is the largest landlord to The TJX Companies and The Kroger Company.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	9/30/17	12/31/16
Assets
Real estate
Land	$1,985,781	$2,006,655
Buildings and tenant improvements	8,078,566	8,043,855
Construction in progress	65,412	121,817
Lease intangibles	800,760	836,731
	10,930,519	11,009,058
Accumulated depreciation and amortization	(2,320,090)	(2,167,054)
Real estate, net	8,610,429	8,842,004
Investments in and advances to unconsolidated joint venture	—	7,921
Cash and cash equivalents	29,978	51,402
Restricted cash	112,040	51,467
Marketable securities	28,840	25,573
Receivables, net of allowance for doubtful accounts of $16,177 and $16,756	219,873	178,216
Deferred charges and prepaid expenses, net	143,140	122,787
Other assets	51,920	40,315
Total assets	$9,196,220	$9,319,685

Liabilities
Debt obligations, net	$5,713,688	$5,838,889
Accounts payable, accrued expenses and other liabilities	561,191	553,636
Total liabilities	6,274,879	6,392,525

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
304,937,144 and 304,343,141 shares outstanding	3,049	3,043
Additional paid-in capital	3,333,696	3,324,874
Accumulated other comprehensive income	20,054	21,519
Distributions in excess of net income	(435,458)	(426,552)
Total stockholders' equity	2,921,341	2,922,884
Non-controlling interests	—	4,276
Total equity	2,921,341	2,927,160
Total liabilities and equity	$9,196,220	$9,319,685

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/17	9/30/16	9/30/17	9/30/16

Revenues
Rental income	$246,578	$247,859	$749,976	$744,580
Expense reimbursements	66,489	69,469	206,718	200,944
Other revenues	1,429	1,249	6,426	6,214
Total revenues	314,496	318,577	963,120	951,738

Operating expenses
Operating costs	30,505	31,041	100,955	97,507
Real estate taxes	45,076	47,812	135,607	130,886
Depreciation and amortization	94,239	98,337	285,040	294,634
Provision for doubtful accounts	1,216	2,218	4,023	6,579
Impairment of real estate assets	11,065	1,971	27,383	1,971
General and administrative	22,838	21,787	67,043	69,709
Total operating expenses	204,939	203,166	620,051	601,286

Other income (expense)
Dividends and interest	76	89	234	481
Interest expense	(57,410)	(57,855)	(170,584)	(171,482)
Gain on sale of real estate assets	25,942	2,450	54,920	10,232
Gain (loss) on extinguishment of debt, net	1,828	(1,042)	488	(949)
Other	(1,200)	(1,370)	(2,591)	(4,258)
Total other expense	(30,764)	(57,728)	(117,533)	(165,976)

Income before equity in income of unconsolidated joint venture	78,793	57,683	225,536	184,476
Equity in income of unconsolidated joint venture	31	122	381	348
Gain on disposition of unconsolidated joint venture interest	4,556	—	4,556	—
Net income	83,380	57,805	230,473	184,824
Net income attributable to non-controlling interests	—	(313)	(76)	(2,399)
Net income attributable to Brixmor Property Group Inc.	83,380	57,492	230,397	182,425
Preferred stock dividends	—	—	(39)	—
Net income attributable to common stockholders	$83,380	$57,492	$230,358	$182,425

Per common share:
Net income attributable to common stockholders:
Basic	$0.27	$0.19	$0.76	$0.61
Diluted	$0.27	$0.19	$0.75	$0.61
Weighted average shares:
Basic	304,936	303,013	304,810	300,697
Diluted	305,176	303,521	305,175	301,146

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/17	9/30/16	9/30/17	9/30/16

Net income	$83,380	$57,805	$230,473	$184,824
Gain on disposition of operating properties	(25,942)	(2,450)	(54,920)	(10,232)
Gain on disposition of unconsolidated joint venture interest	(4,556)	—	(4,556)	—
Depreciation and amortization- real estate related- continuing operations	93,299	97,570	282,240	292,295
Depreciation and amortization- real estate related- unconsolidated joint venture	—	23	56	68
Impairment of operating properties	11,065	1,971	27,383	1,971
NAREIT FFO	$157,246	$154,919	$480,676	$468,926

NAREIT FFO per share/OP Unit - diluted	$0.52	$0.51	$1.58	$1.54
Weighted average shares/OP Units outstanding - basic and diluted	305,176	305,167	305,175	305,026

Items that impact FFO comparability
Gain (loss) on extinguishment of debt, net	$1,828	$(1,042)	$488	$(949)
Litigation and other non-routine legal expenses	(1,959)	(614)	(3,629)	(958)
Transaction expenses	(204)	(85)	(204)	(296)
Shareholder equity offering expenses	—	(314)	—	(764)
Audit committee review expenses	—	—	—	(3,711)
Executive severance expenses	—	—	—	(2,260)
Executive equity based compensation (1)	—	—	—	(88)
Total items that impact FFO comparability	$(335)	$(2,055)	$(3,345)	$(9,026)
Items that impact FFO comparability, net per share	$(0.00)	$(0.01)	$(0.01)	$(0.03)

Additional Disclosures
Straight-line rental income, net (2)	$2,397	$3,324	$14,484	$9,838
Amortization of above- and below-market rent and tenant inducements, net (3)	6,966	9,090	21,449	28,766
Straight-line ground rent expense (4)	(31)	(78)	(104)	(975)

Dividends declared per share/ OP Unit	$0.260	$0.245	$0.780	$0.735
Share/OP Unit dividends declared	$79,283	$74,651	$237,839	$223,932
Share/OP Unit dividend payout ratio (as % of NAREIT FFO)	50.4%	48.2%	49.5%	47.8%

(1) Represents equity based compensation expense associated with executive departures for the nine months ended September 30, 2016.
(2) Includes unconsolidated joint venture Montecito Marketplace straight-line rental expense, net of $4 and $2 at pro rata share for the three and nine months ended September 30, 2017, respectively; and straight-line rental income, net of $10 and $5 at pro rata share for the three and nine months ended September 30, 2016, respectively. Montecito Marketplace was sold on August 8, 2017.

(3) Includes unconsolidated joint venture Montecito Marketplace amortization of above- and below-market rent and tenant inducements of $2 and $15 at pro rata share for the three and nine months ended September 30, 2017, respectively; and amortization of above- and below-market rent and tenant inducements of $7 and $22 at pro rata share for the three and nine months ended September 30, 2016, respectively. Montecito Marketplace was sold on August 8, 2017.

(4) Straight-line ground rent expense is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Nine Months Ended
	9/30/17	9/30/16	Change	9/30/17	9/30/16	Change
Same Property NOI Analysis
Number of properties	495	495	—	495	495	—
Percent billed	89.6%	90.5%	(0.9%)	89.6%	90.5%	(0.9%)
Percent leased	91.6%	92.5%	(0.9%)	91.6%	92.5%	(0.9%)

Revenues
Base rent	$225,812	$222,902		$678,707	$664,849
Ancillary and other	4,160	4,386		11,560	11,978
Expense reimbursements	64,916	67,497		201,211	195,040
Percentage rents	1,245	1,032		6,009	5,194
	296,133	295,817	0.1%	897,487	877,061	2.3%
Operating expenses
Operating costs	(30,720)	(30,239)		(98,903)	(94,018)
Real estate taxes	(43,941)	(46,485)		(132,039)	(127,404)
Provision for doubtful accounts	(1,169)	(2,052)		(3,904)	(6,303)
	(75,830)	(78,776)	(3.7%)	(234,846)	(227,725)	3.1%
Same property NOI	$220,303	$217,041	1.5%	$662,641	$649,336	2.0%

Same property NOI excluding redevelopments (1)	$205,680	$203,071	1.3%	$618,757	$607,336	1.9%

NOI margin	74.4%	73.4%		73.8%	74.0%
Expense recovery ratio	86.9%	88.0%		87.1%	88.1%

Percent contribution to same property NOI growth:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$2,910	1.3%		$13,858	2.1%
Ancillary and other	(226)	(0.1%)		(418)	(0.1%)
Net recoveries	(518)	(0.2%)		(3,349)	(0.5%)
Percentage rents	213	0.1%		815	0.1%
Provision for doubtful accounts	883	0.4%		2,399	0.4%
		1.5%			2%

Reconciliation of Net Income Attributable to Common Stockholders to Same Property NOI
Same property NOI	$220,303	$217,041		$662,641	$649,336
Adjustments:
Non-same property NOI	5,644	6,755		18,282	21,436
Lease termination fees	2,235	1,174		5,476	7,537
Straight-line rental income	2,401	3,314		14,486	9,833
Amortization of above- and below-market rent and tenant inducements, net	6,964	9,083		21,434	28,744
Fee income	183	217		320	855
Straight-line ground rent expense	(31)	(78)		(104)	(975)
Depreciation and amortization	(94,239)	(98,337)		(285,040)	(294,634)
Impairment of real estate assets	(11,065)	(1,971)		(27,383)	(1,971)
General and administrative	(22,838)	(21,787)		(67,043)	(69,709)
Total other expense	(30,764)	(57,728)		(117,533)	(165,976)
Equity in income of unconsolidated joint venture	31	122		381	348
Gain on disposition of unconsolidated joint venture interest	4,556	—		4,556	—
Net income attributable to non-controlling interests	—	(313)		(76)	(2,399)
Preferred stock dividends	—	—		(39)	—

Net income attributable to common stockholders	$83,380	$57,492		$230,358	$182,425

(1) Redevelopments include only completed and in process projects.

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